                                                                 EXHIBIT 10.8(b)



                                                                  Execution Copy

                                SECOND AMENDMENT
                              TO CREDIT AGREEMENT



          This Second Amendment dated as of September 30, 2001 to Credit Agreement dated as of August 1, 2000, as amended, by and among iGate Capital Corporation, a Pennsylvania corporation (the "Borrower"), PNC Bank, National Association, as Agent, Swing Loan Lender, Issuing Bank, and Lender, National City Bank of Pennsylvania, as a Lender, and First Union National Bank, as a Lender.

                        W I T N E S S E T H    T H A T:

          WHEREAS, the Borrower, PNC Bank, National Association, as Agent, Swing Loan Lender, Issuing Bank and Lender, National City Bank of Pennsylvania, as a Lender, and First Union National Bank, as a Lender, are parties to a Credit Agreement dated as of August 1, 2000, as amended by First Amendment to Credit Agreement dated as of November 28, 2000, (the "Credit Agreement"); and

          WHEREAS, the parties wish to amend the Credit Agreement in several respects.

          NOW, THEREFORE, the parties hereto, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, agree as follows:

1.  Definitions.  Capitalized terms used herein and not otherwise defined herein
    -----------
shall have the respective meanings assigned to such terms in the Credit
Agreement.

     (a) Amended Definitions. The following definitions in the Credit Agreement are hereby amended and restated as follows:

          "Borrowing Base" shall mean the sum of (a) Pledged Cash and Cash Equivalents plus (b) 85% (the "Advance Rate") of Qualified Accounts but in no case shall the Borrowing Base exceed the lesser of (x) $50,000,000 or (y) two times Pledged Cash and Cash Equivalents, provided that at such time as Qualified Accounts are divested or contributed as part of a Designated Section 7.05(v) Disposition, the Advance Rate will automatically adjust as follows:

          Qualified Accounts Divested or Contributed               Advance Rate
          ------------------------------------------            -----------------
          Greater than $1 and less than $3,000,000                     80%
          Between $3,000,001 and $8,000,000                            65%
          Between $8,000,001 and $10,000,000                           50%

          "Expiration Date" shall mean July 31, 2003.

          "GE Capital Agreement" shall the Note Purchase Agreement dated as of July 22, 1999 by and between the Borrower and GE Capital Equity Investments, Inc., as such agreement may be amended from time to time.

     (b) Definition of Qualified Accounts.

          (i) Subsection (n) of the definition of Qualified Accounts is hereby amended and restated as follows:

                (n) The Account has not been outstanding for more than 90 days past the invoice date and is not subject to "dating" terms.

          (ii) The definition of Qualified Accounts is hereby amended to add new subsection (w) as follows:

                (w) Accounts held by itiliti, Inc. (f/k/a Ex-Tra-Net Applications, Inc.) shall not be considered Qualified Accounts.

     (c) New Definitions. Section 1.01 of the Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

          "Consolidated Income from Operations" shall mean the income from operations, before (i) depreciation, amortization and one-time items related to impairment of goodwill in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", effective for the Borrower through December 31, 2001, or if subsequent to December 31, 2001, SFAS No. 142 "Goodwill and
          Other Intangible Assets", effective for the Borrower January 1, 2002,
          (ii) other one-time gains and losses not related to operations and
          (iii) taxes, of Borrower and its consolidated Subsidiaries, with the exception of Mascot Systems Private Limited, determined on a consolidated basis in accordance with GAAP.

          "Designated Section 7.05(v) Disposition" shall have the meaning ascribed to it in Section 7.05(v).

          "Joint Venture Contribution" shall mean the contribution (excluding contributions and investments permitted by Section 7.03 or Section 7.05(other than those contributions which otherwise meet the terms of this definition and are included in Section 7.05(v)) by the Borrower or one of its Subsidiaries (the "Contributing Entity") of assets to an entity (the "Receiving Entity") in exchange for an equity interest in such entity provided (i) the nature of the equity investment and the contractual arrangements between the Contributing Entity and the Receiving Entity shall be such that the Contributing Entity shall have no obligations with respect to the debts, obligations or liabilities of the Receiving Entity (e.g. general partnership, proprietorship, and similar interests would not qualify), and (ii) that for purposes of calculating the amount of a Joint Venture Contribution any commitment on the part of the Contributing Entity to make further contribution to the Receiving Entity shall be deemed to be a Joint Venture Contribution at the time such commitment arises rather than the time such commitment is fulfilled.

          "Second Amendment" shall mean the Second Amendment to Credit Agreement dated as of September 30, 2001 among the Borrower, the Agent and the Lenders.

2.  Section 2.23.  Section 2.23 of the Credit Agreement is hereby deleted.
    ------------

3.  Section 7.02.  Section 7.02 of the Credit Agreement is hereby amended to add
    ------------
the following sentence at the end:

          Effective September 30, 2001, the provisions of this Section 7.02 shall not be applicable to itiliti, Inc.

4.  Section 7.03.  Section 7.03 of the Credit Agreement is hereby amended to
    ------------
delete the period at the end of Section 7.03(h), to insert in lieu thereof ", and" and to add new subsection (i) as follows:

          (i) subject to the limitations set forth in Section 7.05(v), investments constituting Joint Venture Contributions.

5.  Section 7.04.   Section 7.04 of the Credit Agreement is hereby amended to
    ------------
add the word "and" immediately following subsection (c) and to add new subsection (d) as follows:

          (d) itiliti, Inc. may be liquidated at any time.

6.  Section 7.05(v).  Section 7.05(v) is hereby amended and restated as follows:
    ---------------

          (v) excluding those specifically excepted pursuant to clauses (i) through (iv) above, any sale, transfer, lease, or Joint Venture Contribution of assets, (each a "Designated Section 7.05(v) Disposition"), which (A) together with other Designated Section 7.05(v) Dispositions does not dispose of assets of more than $10,000,000, and (B) with respect to any single sale, transfer, lease, or Joint Venture Contribution of assets with a fair market value in excess of $100,000, is preceded by delivery to the Agent, for redelivery to the Lenders, at least three (3) Business Days before such sale, transfer or lease, of a certificate which (1) states such sale, transfer, lease or Joint Venture Contribution will not violate any covenant of this Agreement, (2) establishes that, on a pro forma basis after taking into account such sale, transfer, lease or Joint Venture Contribution, the Borrower is in compliance with the financial covenants set forth in Section 7.13, and (3) includes a new Borrowing Base Certificate prepared after giving effect to such sale, transfer or lease; or

7.  Sections 7.05(vi) and 7.05(vii).  Section 7.05 is hereby amended to add new
    -------------------------------
Sections 7.05(vi) and 7.05(vii) as follows:

          (vi) itiliti, Inc. (formerly known as "Ex-tra-net Applications, Inc.) may sell capital stock to one or more investors from time to time provided that no Loan Party may loan funds to or make additional investments in itiliti, Inc. on or after September 30, 2001, except for a single loan (which loan may occur on, before or after September 30, 2001) of up to $500,000 to be made by the Borrower to itiliti, Inc. to be evidenced by a convertible promissory note containing terms acceptable to the Agent (which note shall be pledged and delivered to the Agent for the benefit of the Lenders under the Pledge Agreement executed by the Borrower), and

          (vii) Global Financial Services of Nevada, Inc. may sell assets which is owns (excluding cash) in one or more transactions after September 30, 2001, provided that no Loan Party may loan funds to or make additional investments in Global Financial Services of Nevada, Inc. on or after September 30, 2001.

8.  Section 7.12.  Section 7.12 of the Credit Agreement is amended to add the
    ------------
following sentence to the end of Section 7.12 as follows:

          Notwithstanding the foregoing, advance notice of any amendment of the certificate or articles of incorporation of a Loan Party (other than the Borrower), the purpose of which is solely to change the corporate name of such Loan Party, shall not be required, and the Borrower shall provide notice to the Agent of any such name change within ten (10) days of the effective date thereof.

9. Section 7.13. Section 7.13 of the Credit Agreement is amended to add new
   -------------
subsection (d) as follows:

          (d) Minimum Consolidated Income from Operations.  The Borrower shall
              -------------------------------------------
          not permit Consolidated Income from Operations for any fiscal quarter, as determined at the end of such quarter, to be less than the applicable amount designated below:

                                                      Minimum Consolidated
                    Quarter Ended                    Income from Operations
          ------------------------------------------------------------------
          June 30, 2001                                         ($1,500,000)
          -----------------------------------------------------------------
          September 30, 2001                                      ($500,000)
          -----------------------------------------------------------------
          December 31, 2001                                       ($100,000)
          -----------------------------------------------------------------
          March 31, 2002                                       $          0
          -----------------------------------------------------------------
          June 30, 2002                                        $    500,000
          -----------------------------------------------------------------
          September 30, 2002                                   $  1,000,000
          -----------------------------------------------------------------
          December 31, 2002 and thereafter                     $  1,500,000
          -----------------------------------------------------------------

10. Release of Liens/Security Agreement. Upon the execution hereof by all
    ------------------------------------
Lenders, (i) the Administrative Agent shall execute and file UCC-3 termination statements as may be necessary to release any security interests created by itiliti, Inc. to secure its obligations under the Loan Documents, and (ii) the Security Agreement dated as of August 1, 2000 between itiliti, Inc. (f/k/a Ex-Tra-Net Applications, Inc.) and the Agent for the benefit of the Lenders shall terminate and be null and void.

11. Release of Subsidiary Guaranty Agreement. Upon the execution hereof by all
    -----------------------------------------
Lenders and the Borrower, itiliti, Inc. shall automatically, without further action by any party, be released and discharged of any and all obligations which itiliti, Inc. has or may have under the Subsidiary Guaranty Agreement dated as of August 1, 2000 among itiliti, Inc. and certain other Subsidiaries in favor of the Agent for the benefit of the Lenders. This release shall not release or diminish the obligations of the other parties under such Subsidiary Guaranty Agreement.

12. Acknowledgement of Payment. The Agent and the Lenders hereby acknowledge
    ---------------------------
that upon execution of this Second Amendment, the Borrower make a $10,000,000 prepayment of principal to GE Capital Equity Investments, Inc. under the GE Capital Agreement and shall reduce the maximum availability under the GE Capital Agreement to $10,000,000. Schedule 7.01 to the Credit Agreement is amended to add the following sentence at the end of the first paragraph:

          The outstanding principal shall be reduced to $10,000,000 upon the execution of the Second Amendment to Note Purchase Agreement.

13.  Representations and Warranties.  The Borrower represents and warrants to
     ------------------------------
the Agent and each Lender that the following statements are, and after giving effect to this Second Amendment, will be, true and correct:

     (a) except as described in the Supplemental Schedules attached hereto (the "Supplemental Schedules"), all representations, warranties and covenants made by the Borrower to the Lenders and the Agent that are set forth in the Credit Agreement or any other Loan Document are true and correct on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date and time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein);

     (b) to the Borrower's knowledge, no event or condition exists which with the giving of notice or the passage of time, or both, would constitute a Default or an Event of Default under any of the Loan Documents;

     (c) the Supplemental Schedules attached hereto set forth all information with respect to the Borrower and its Subsidiaries which must be amended or updated from the disclosure schedules to the Credit Agreement in order to make the representations and warranties of Borrower true and correct on the date hereof (except representations and warranties which expressly relate solely to an earlier date and time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein);

     (d) the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby and by any other documents executed by the Borrower required to be delivered to the Agent in connection with this Second Amendment have been duly and validly authorized by the Borrower and all such documents together constitute the legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance; and

     (e) Pursuant to the Security Documents and as further described in the Security Documents, the Agent, for the benefit of the Lenders, has held, since the execution of each such Security Document, and will continue to hold, pursuant to the Security Document, a first priority perfected security interest in all of the collateral described therein and in the proceeds of the foregoing. The liens and security interests held by the Agent, for the benefit of the Lenders under the Security Documents are free and clear of any and all liens, charges, security interests and encumbrances except those in favor of the Agent for the benefit of the Lenders; and

     (f) The recitals of this Agreement are valid, accurate, complete, true and correct and are hereby incorporated by reference and made a part of this Agreement.

14.  Conditions.  This Second Amendment shall be conditioned on:
     ----------

     (a) the execution and delivery of this Second Amendment by the Borrower, the Agent and the Lenders;

     (b) Secretary's Certificates; Resolutions; Incumbency.
         -------------------------------------------------

          A certificate of the Secretary or of the Borrower:

          (i) the names, offices and true signatures of the officers of it, the Borrower authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered hereunder; and

          (ii) copies of resolutions of the board of directors authorizing the execution, delivery and performance by the Borrower of the Loan Documents to be executed or delivered by it hereunder.

     (c) Organization Documents and Good Standing.
         ----------------------------------------

          Each of the following documents:

          (i) a certificate of the secretary of Borrower that no change has occurred in its By-Laws since August 1, 2000 and that no change has occurred in its Articles of Incorporation since November 28, 2000; and

          (ii) a good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of organization as of a recent date.


                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Second Amendment as of the day and year first set forth above.

WITNESS:                               iGATE CAPITAL CORPORATION


By:  ______________________________    By:  ________________________________

                                       Title:  _____________________________

                                    PNC BANK, NATIONAL
                                    ASSOCIATION,
                                     as Agent, Swing Loan Lender, Issuing Bank
                                    and Lender


                                    By:  ________________________________

                                    Title:  _____________________________

                                     NATIONAL CITY BANK OF
                                     PENNSYLVANIA, as Lender

                                    By:  ________________________________

                                    Title:  _____________________________

                                    FIRST UNION NATIONAL BANK,
                                     as Lender

                                    By:  ________________________________

                                    Title:  _____________________________

                             SUPPLEMENTAL SCHEDULES
                      SECOND AMENDMENT TO CREDIT AGREEMENT

These Supplemental Schedules supplement, as of September 30, 2001, the schedules attached to the Credit Agreement dated as of August 1, 2000 by and among iGate Capital Corporation as borrower, the financial institutions party thereto as lenders, and PNC Bank, National Association, as Agent, Swing Loan Lender and Issuing Bank, as amended by the First Amendment to Credit Agreement dated as of , 2000 ("Credit Agreement"). Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement as amended by the Second Amendment to Credit Agreement dated as of September 30, 2001.

                            SCHEDULE 1.01(a) LENDERS



PNC Bank, National Association, as Agent

National City Bank of Pennsylvania, as Lender

First Union National Bank, as Lender

                                 SCHEDULE 3.02
            DOMESTIC SUBSIDIARIES THAT ARE NOT SUBSIDIARY GUARANTORS



          Global Financial Services of Nevada

          iGate Capital Management, Inc.

          iGate Management, Inc.

          Quantum Group, Inc.

          RedBrigade, Inc. (f/k/a iGate Europe, Inc.)

                                 SCHEDULE 4.02
                         ORGANIZATION AND QUALIFICATION

          The jurisdiction in which each Subsidiary is incorporated or otherwise organized is set forth on Schedule 4.03, and each Subsidiary is in good standing in the jurisdiction in which it is incorporated or otherwise organized.

     Chen & McGinley, Inc. is authorized to conduct business in Colorado, Massachusetts, Missouri, New Jersey and Texas .

     Emplifi, Inc. is authorized to conduct business in each of the states of the United States except for Illinois, Massachusetts, Minnesota, Missouri,
                  ------
Nevada, Rhode Island, South Dakota and Wisconsin.

     eJiva, Inc. is authorized to conduct business in each of the states of the United States.

     Highgate Venture Partners I, L.P. (f/k/a iGate Venture Partners I, L.P.) is authorized to conduct business in Connecticut and Pennsylvania.

     Highgate Ventures I, L.P. (f/k/a iGate Ventures I, L.P.) is authorized to conduct business in Connecticut and Pennsylvania.

     iGate Management, Inc. is authorized to conduct business in California, Connecticut and Oregon..

     itiliti, Inc. is authorized to conduct business in California, Connecticut, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New York, North Carolina, Texas and Wisconsin.

     Mascot Systems Limited is authorized to conduct business in Ohio and Pennsylvania.

     Mastech Application Services, Inc. is authorized to conduct business in each of the states of the United States except for North Dakota and Rhode
                                        ------
Island.

     Mastech Systems Corporation is authorized to conduct business in each of the states of the United States except for Michigan, North Dakota and Wyoming.
                                ------

     MobileHelix, Inc. is authorized to conduct business in the Commonwealth of Virginia.

     Symphoni Holdings, Inc. is authorized to conduct business in Pennsylvania.

     Symphoni Interactive, LLC is authorized to conduct business in Arizona, California, Connecticut, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Texas, Virginia, Washington, Washington D.C. and Wisconsin.

                                 SCHEDULE 4.01
                                 CAPITALIZATION

The following information is provided as of September 30, 2001.

Options:

          Shares reserved for issuance upon
          exercise of options to be granted:        5,212,626

          Shares subject to outstanding options:    3,341,367
                                                    ---------

          TOTAL:                                    8,553,993

Conversion Rights:

          872,143 exchangeable non-voting shares of Quantum Information Resources Ltd. are currently outstanding, which shares may be converted into shares of Common Stock of the Borrower at any time prior to June 1, 2002 for an amount equal to (a) the 20-day trailing average closing price of the Borrower's Common Stock on the NASDAQ National Market plus (b) an additional amount equal to the amount by which the declared and unpaid dividends of one Exchangeable Share then exceed the amount of declared and unpaid dividends on one share of the Borrower's Common Stock.

                                 SCHEDULE 4.03
                   SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS

SUBSIDIARIES
                                                          Jurisdiction of
                                                     Incorporation/Organization
                                                     --------------------------

Chen & McGinley                                              California
Direct Resources Scotland, Inc.                              Scotland
eJiva, Inc.*                                                 Pennsylvania
Emplifi, Inc.                                                Pennsylvania
itiliti, Inc. (f/k/a Ex-tra-Net Applications, Inc.)          Pennsylvania
Global Financial Services of Nevada                          Nevada
iGate Capital Management, Inc.                               Pennsylvania
RedBrigade Limited                                           United Kingdom
RedBrigade Holdings Limited                                  United Kingdom
RedBrigade Europe Limited                                    United Kingdom
RedBrigade, Inc. (f/k/a iGate Europe, Inc.)                  Pennsylvania
RedBrigade Finland Oy                                        Finland
RedBrigade SA Proprietary Limited                            South Africa
RedBrigade SW AB                                             Sweden
RedBrigade Ire Limited                                       Ireland
RedBrigade UK Limited                                        United Kingdom
iGate Holding Corporation                                    Delaware
iGate Management, Inc.                                       Pennsylvania
Highgate Venture Management, LLC                             Pennsylvania
          (f/k/a iGate Venture Management, LLC)
Highgate Venture Partners I, L.P.                            Delaware
          (f/k/a iGate Venture Partners I, L.P.)
iGate Ventures, Inc.                                         Delaware
Highgate Ventures I, L.P. (f/k/a iGate Ventures I, L.P.)     Delaware
iGate Ventures Holding Corporation                           Delaware
Innovative Resource Group, Inc.*                             Pennsylvania
Mastech Application Services, Inc.                           Pennsylvania
Mastech Asia Pacific (NT) Pty. Ltd.                          Australia

                                 SCHEDULE 4.03
                   SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS
                                  (continued)


SUBSIDIARIES
                                                          Jurisdiction of
                                                    Incorporation/Organization
                                                    --------------------------
Mastech Asia Pacific Pty. Ltd.                               Australia
Mastech Canada, Inc.                                         Canada
Mastech Malaysia Sdn. Bhd.                                   Malaysia
Mastech Quantum Information Resources Ltd.                   Canada
MobileHelix, Inc.                                            Georgia
Mastech Systems Corporation                                  Pennsylvania
Mastech Systems GmbH                                         Germany
Mascot Systems Limited                                       India
Mastech Trademark Systems, Inc.                              Delaware
MC Computer Services Pty. Ltd.                               Australia
Quantum Group, Inc.                                          Delaware
Quantum Information Resources, Inc.                          New York
Jobcurry Systems Private Limited                             India
Symphoni Holdings, Inc.                                      Delaware
Symphoni Interactive, LLC                                    Delaware
Synerge Holdings, Inc.                                       Delaware

     *eJiva, Inc. ("eJiva") and the shareholders of Innovation Research Group, Inc. ("IRG") have entered into a letter of intent that anticipates the merger of IRG with and into eJiva.


OTHER OWNERSHIP INTERESTS

                                                       Percentage
                                           Ownership   Direct Owner
                                           ---------   -------------------------
Air2Web, Inc.                                 23%      iGate Holding Corporation
Bluewater Information Convergence, Inc.        9%      iGate Ventures I, L.P.
Brainbench, Inc.                               8%      iGate Ventures I, L.P.
eNDP                                           8%      iGate Ventures I, L.P.

                                 SCHEDULE 4.03
                   SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS
                                  (continued)

Escend Technologies, Inc.                  12%  iGate Ventures I, L.P.
SpeechWorks International, Inc.  (less than)1%  iGate Ventures I, L.P.
vCampus Corporation                      14.4%  iGate Ventures I, L.P.
Versata, Inc.                             0.1%  iGate Ventures I, L.P.
Xpede, Inc.                               3.8%  iGate Ventures I, L.P.

                                 SCHEDULE 4.07
                                  LITIGATION

        itiliti, Inc. ("itiliti") was the defendant and counter-claimant in an arbitration suit brought by James Hunter ("Hunter"), the former President of itiliti, resulting from a dispute as to certain obligations of the parties upon the termination of Hunter's employment. A binding Award of the Arbitrator dated August 16, 2001 orders itiliti to redeem all shares of itiliti stock held by Hunter for a price equal to the fair market value of such shares on the day of Hunter's termination, plus interest at a rate of 6% per annum. The fair market value of the shares is to be calculated in accordance with the Employment and Non-Competition Agreement between itiliti and Hunter. In addition, itiliti is ordered to issue an amended W-2 to reflect a reduction in Hunter's taxable income as reflected thereon, and itiliti and Hunter are ordered to bear equally aggregate arbitration fees and expenses of approximately $10,000.

                                 SCHEDULE 4.08
                              FINANCIAL STATEMENTS



(b) Material obligations reflected in the unaudited consolidated balance sheet of Borrower as at June 30, 2001 as filed with the SEC on August 14, 2001.

                                 SCHEDULE 4.11
                                  TAX MATTERS


          Borrower has signed a statute extension agreement for the 1997 and 1998 payroll tax year. This agreement extends the statute until December 31, 2003.

                                 SCHEDULE 4.12
                             CONSENTS AND APPROVALS


          The Note Purchase Agreement dated as of July 22, 1999 by and between the Borrower and GE Capital Equity Investments, Inc., as amended by the First Amendment to Note Purchase Agreement and Waiver dated as of August 1, 2000, must be amended prior to or in conjunction with the execution of the Second Amendment to Credit Agreement.

                                 SCHEDULE 4.29
                          STATUS OF PLEDGED COLLATERAL

PARTNERSHIP AND LLC AGREEMENTS


1. Limited Partnership Agreement of iGate Venture Partners I, L.P. dated February 23, 2000, by and among iGate Venture Management I, LLC, as general partner, and David Whitmore, Ajmal Noorani and iGate Ventures, Inc., as limited partners.

2. Limited Partnership Agreement of iGate Ventures I, L.P. dated February 24, 2000, by and among iGate Venture Partners I, L.P., as general partner, and iGate Ventures, Inc., as limited partner.

3. Limited Liability Company Agreement of iGate Venture Management, LLC, by and among iGate Ventures, Inc., as the initial member, and David Whitmore and Ajmal Noorani, as the initial managers.

4. Amended and Restated Limited Liability Agreement of Symphoni Interactive, LLC, by and between Symphoni Holdings, Inc. and Wolf Group (USA), Inc.

5. Fourth Amended and Restated Investors' Rights Agreement dated November 30, 1999, by and among Vision Software Tools, Inc. ("VST"), the founders of VST named therein, iGate Ventures I, L.P., and the other investors named therein.

6. Shareholders' and Investors' Rights Agreement dated March 7, 2000, by and among Air2Web, Inc., Sanjoy Malik, Jupiter Ventures, LLC and iGate Holding Corporation.

7. Amended and Restated Investors' Rights Agreement dated March 31, 2000 by and among Xpede, Inc., iGate Ventures I, L.P. and the other stockholders named therein, as amended.

8. Shareholders' Agreement dated April 3, 2000 by and among eNPD, Inc., Feng Li and Xiaoping Li and Mastech Systems Corporation.

9. Fourth Amended and Restated Stockholders' Agreement dated April 11, 2000, by and among Speechworks International, Inc., iGate Ventures I, L.P. and the other stockholders named therein.

10. Investors Rights Agreement dated May 26, 2000, by and among Bluewater Information Convergence, Inc. ("BICI"), iGate Ventures I, L.P., and the other stockholders of BICI party thereto.

                                 SCHEDULE 4.29
                          STATUS OF PLEDGED COLLATERAL
                                  (continued)

11. Stockholders Agreement dated May 26, 2000, by and among Bluewater Information Convergence, Inc. ("BICI"), iGate Ventures I, L.P., and the other stockholders of BICI party thereto.

12. Right of First Refusal and Co-Sale Agreement dated May 26, 2000, by and among Bluewater Information Convergence, Inc. ("BICI"), iGate Ventures I, L.P., and the other stockholders of BICI party thereto.


In addition to the foregoing, the Borrow and its Subsidiaries have entered into registration rights agreements from time to time in connection with the purchase of stock of entities that are not Subsidiaries.

                                 SCHEDULE 7.01
                             EXISTING INDEBTEDNESS


          $10,000,000 will be outstanding under the Note Purchase Agreement dated as of July 22, 1999 by and between the Borrower and GE Capital Equity Investments, Inc., as amended by the First Amendment to Note Purchase Agreement and Waiver dated as of August 1, 2000 and as further amended by the Second Amendment to Note Purchase Agreement to be executed in conjunction with the Second Amendment to Credit Agreement.

          Pursuant to a foreign exchange transaction with PNC Bank, the Borrower has obligation to pay the equivalent of $7,000,000 Canadian Dollars on September 28, 2001.

                                SCHEDULE 7.03(e)
         INVESTMENTS, CAPITAL CONTRIBUTIONS & ADVANCES TO SUBSIDIARIES
                                 July 31, 2001


                             BORROWER / RECIPENT               PRINCIPAL
LENDER / PROVIDER                DESCRIPTION                    AMOUNT
-----------------            -------------------------------  -----------  ------------------------------------------

iGate Holding Corporation    itiliti, Inc.                      2,520,000  Stock Purchase
                                                                2,500,000  Asset Purchase
                                                                  225,000  Capital contribution for Working Capital
                                                                           Purposes

iGate Holding Corporation    Mastech Systems Corporation (1)  159,298,500  Cumulative Balances of Loans for Working
                                                                           Capital Purposes & Acquisitions

iGate Holding Corporation    Mastech Systems Corporation       12,800,000  Conversion of Dividend in the form of
                                                                           Note Receivable

iGate Holding Corporation    Mastech Systems Corporation       36,208,295  Conversion of Dividend in the form of
                                                                           Note Receivable

iGate Ventures Holding
 Corp.                       iGate Ventures Holding Corp.          10,000  Capital contribution

iGate Ventures Holding
 Corp.                       iGate Ventures Inc.                   10,000  Capital contribution

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.       1,300,000  Brain Bench Stock Purchase

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.       1,396,000  Speechworks Stock Purchase

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.       2,000,000  Xpede Stock Purchase

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.          91,111  eNDP, Inc. Stock Purchase

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.       3,000,000  Bluewater Stock Purchase

iGate Ventures Holding
 Corp.                       iGate Venture Partners, L.P.         250,000  Versata Stock Purchase

Mastech Systems Corporation  Innovative Research Group          4,687,500  Stock Purchase

iGate Holding Corporation    Investment in Mastech Systems Corp.    2,500  Stock Purchase


                                SCHEDULE 7.03(e)
         INVESTMENTS, CAPITAL CONTRIBUTIONS & ADVANCES TO SUBSIDIARIES
                                 July 31, 2001
                                  (continued)

                                  BORROWER / RECIPENT               PRINCIPAL
LENDER / PROVIDER                     DESCRIPTION                    AMOUNT
--------------------------   -----------------------------------   -----------   --------------------------------------------------
iGate Holding Corporation    Investment in Quantum Information
                             Resources                                    1,000  Stock Purchase

Mastech Systems Corporation  Synerge LLC                                      0  Capital Contribution

Mastech Systems Corporation  Symphoni Interactive LLC                            Capital Contribution & Advances for Working
                                                                                 Capital Purposes

Mastech Systems Corporation  Air2Web, Inc.   Paid in Cash            20,000,000  Stock Purchase
                             Air2Web, Inc.   Paid in iGate Shares     8,261,110  Stock Purchase

Mastech Systems Corporation  Scott Systems Private Ltd.
                             (dba jobcurry)                             250,000  Capital Contribution for Working Capital Purposes
                                                                   ------------
                                                                   $254,811,016
                                                                   ============

(1) Represents many transactions between iGate Holding Corporation and Mastech Systems Corporation, individually none of which exceeds $100,000,000.

                                 SCHEDULE 7.06
                             AFFILIATE TRANSACTIONS


     The Company leases office space in the Indian cities of Bangalore, Chennai, Pune, and Mumbai from Sunil Wadhwani, the Company's Co-Chairman and Chief Executive Officer, and Ashok Trivedi, the Company's Co-Chairman and President, Messrs. Wadhwani and Trivedi own various properties jointly and individually. The acquisitions of the real estate and the construction of the office buildings, excluding buildouts of the office space, were financed entirely by Messrs. Wadhwani and Trivedi from personal funds. The leases cover approximately 142,000 square feet, and expire at various times from 2003 through 2008. The total annual rental is approximately $597,000. The lease agreements are subject to annual rent escalation.

     On November 9, 2000, Messrs. Wadhwani and Trivedi each purchased 421,052 newly-issued shares of the Company's Stock for approximately $5.94 per share, the closing price per share as quoted on the NASDAQ National Market. The proceeds received from the sale will be used for general corporate purposes.

     Highgate Venture Partners I, L.P. (the "Fund"), has invested in Escend Technologies, Inc. ("Escend"), a developer of business-to-business customer relationship management applications. In addition to the Fund's total investment of $2.7 million the participates in the Fund individually invested an aggregate of $205,000, and each of Messrs. Wadhwani and Trivedi invested $300,000 in Escend.

     The Company owns approximately 5% of the Common Stock of Brainbench, Inc. ("Brainbench"), a privately-held company that provides web-based professional certification services. On March 10, 2000, the Company entered into an agreement (the "Agreement") with Brainbench to purchase web-based skills testing services through a customized online virtual testing center. Expense related to the Agreement was approximately $41,000 in the year ended December 31, 2000.

     The Company owns approximately 1% of the Common Stock of Versata, Inc. ("Versata"), a publicly-held company that produces e-business application software. The Company purchases software licenses from Versata for resale to clients through the Company's operating units. Such purchases of software and software-related services totaled approximately $268,000 in the year ended December 31, 2000.

     Pursuant to the Company's initial investment in Air2Web, Inc. ("Air2Web"), the Company was issued warrants to purchase 1,872,660 shares of Air2Web Series "B" Preferred Stock at $2.67 per share ("Series B Warrants"), which were to expire on December 31, 2000. In December 2000, the Company made a decision not to exercise the Series B Warrants in order to preserve cash, and requested an extension of the time period for exercise of the Series B Warrants. Air2Web agreed to extend the time period for the exercise of a portion of the Series B Warrants until June 30, 2001, provided that the Company assigned the remaining Series B Warrants to Messrs. Wadhwani and Trivedi, and certain executive officers of Air2Web, and provided that these individuals immediately exercise the Series B Warrants. As a result of these transactions, the Company now holds warrants to purchase 1,123,597 shares of Air2Web Series "B" Preferred Stock at $2.67 per share, exercisable until June 30, 2001.